UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): December 12, 2024

DATA443 RISK MITIGATION, INC.

(Exact Name of Registrant as Specified in Charter)

Nevada	000-30542	86-0914051
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

4000 Sancar Way, Suite 400

Research Triangle Park, NC 27709

(Address of Principal Executive Offices)

Registrant’s telephone number, including area code: (919) 858-6542

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
None	N/A	N/A

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☒

If an emerging growth company, indicate by checkmark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 1.01 Entry into a Material Definitive Agreement

On December 12, 2024, Data443 Risk Mitigation, Inc. (the “Company”) entered into a binding letter of intent (the “Letter”) with a new technology division embedded within a Nasdaq-listed entity (“TechCo”) with the intention of acquiring an interest in TechCo in support of its planned expansion into the technology space.

Pursuant to the Letter, the Company will purchase shares of the to-be-created Series B Preferred Stock of TechCo. The transaction involves two existing leading product capabilities of the Company. The closing of this transaction is subject to the preparation and execution of the definitive documents.

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SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: December 18, 2024	DATA443 RISK MITIGATION, INC.

	BY:	/S/ JASON REMILLARD
Jason Remillard,
Chief Executive Officer

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